LAZARD REPORTS FOURTH-QUARTER AND FULL-YEAR 2024 RESULTS
•Firm-wide adjusted net revenue increased 18% in 2024
•Financial Advisory adjusted net revenue increased 28% in 2024
•Asset Management adjusted net revenue increased 3% in 2024

NEW YORK, January 30, 2025 – Lazard, Inc. (NYSE: LAZ) today reported net revenue of $817 million and adjusted net revenue1 of $812 million for the quarter ended December 31, 2024. For the full year of 2024, Lazard reported net revenue of $3,052 million and adjusted net revenue1 of $2,890 million.

On a U.S. GAAP basis, Lazard reported fourth-quarter 2024 net income of $86 million or $0.80 per share, diluted. For the full year of 2024, net income was $280 million or $2.68 per share, diluted. For the fourth quarter of 2024, adjusted net income1 was $85 million or $0.78 per share, diluted. For the full year of 2024, adjusted net income1 was $244 million or $2.34 per share, diluted.

“2024 demonstrated Lazard’s inflection towards growth, as business conditions improve and the momentum of our long-term strategy delivers strong results,” said Peter R. Orszag, CEO and Chairman. “In Financial Advisory, we captured market share while increasing revenue by 28 percent during the year. Our Asset Management revenue remained resilient, up 3 percent from the prior year, and we continue to make enhancements in the business. We anticipate an even more constructive environment for both of our businesses in 2025, as we remain focused on helping our clients successfully navigate complex business and investment decisions.”

(Selected results, $ in millions,	Three Months Ended			Year Ended
except per share data and AUM)	December 31,			December 31,
U.S. GAAP Financial Measures	2024	2023	% ’24-’23	2024	2023	% ’24-’23
Net Revenue	$817	$806	1%	$3,052	$2,515	21%
Financial Advisory	$520	$489	6%	$1,756	$1,385	27%
Asset Management	$312	$294	6%	$1,187	$1,151	3%

Net Income (Loss)	$86	$64	36%	$280	($75)	NM
Per share, diluted	$0.80	$0.65	23%	$2.68	($0.90)	NM

Adjusted Financial Measures[1]
Net Revenue	$812	$761	7%	$2,890	$2,440	18%
Financial Advisory	$508	$477	6%	$1,731	$1,357	28%
Asset Management	$287	$274	5%	$1,100	$1,068	3%

Net Income	$85	$65	31%	$244	$75	NM
Per share, diluted	$0.78	$0.66	18%	$2.34	$0.77	NM

Assets Under Management (AUM) ($ in billions)
Ending AUM	$226	$247	(8%)
Average AUM	$234	$234	–%	$243	$233	4%

Note: Reconciliations of U.S. GAAP to Adjusted results are shown on pages 14-16. Endnotes are on page 5 of this release.

Media Contact:	Shannon Houston	+1 212 632 6880	shannon.houston@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

NET REVENUE
Financial Advisory
For the fourth quarter of 2024, Financial Advisory reported net revenue and adjusted net revenue1 of $520 million and $508 million, respectively, both 6% higher than the fourth quarter of 2023.
For the full year of 2024, Financial Advisory reported net revenue and adjusted net revenue1 of $1,756 million and $1,731 million, 27% and 28% higher than 2023, respectively.
Lazard is one of the world’s leading independent financial advisors, serving as a trusted partner to clients on significant and complex M&A transactions. During and since the fourth quarter of 2024, selected highlights include (clients are in italics): Constellation Energy’s $26.6 billion acquisition of Calpine; Berry Global’s $15.0 billion combination with Amcor; Vivendi’s €9.5 billion spin-off of Canal+, Havas and Louis Hachette Group; Renault’s creation of HORSE Powertrain Limited with Geely and the sale of a 10% equity interest to Saudi Aramco, valuing the new company at €7.4 billion; Pactiv Evergreen’s $6.7 billion acquisition by Novolex, a portfolio company of Apollo; Encavis’ €4.7 billion acquisition by KKR and the Viessmann Group; Cencora’s $4.6 billion acquisition of Retina Consultants of America; KPS Capital Partners’ €3.5 billion acquisition of Innomotics from Siemens; Auren Energia’s $3.2 billion combination with AES Brasil; Carlyle’s $3.0 billion sale of Cogentrix to Quantum Capital; Neiman Marcus Group’s $2.7 billion sale to HBC, parent of Saks Fifth Avenue; ABC Technologies’, majority owned by Apollo, £1.8 billion acquisition of TI Fluid Systems; Special Committee of the Board of Directors of Thoughtworks’ $1.8 billion acquisition by Apax Partners; TotalEnergies’ €1.6 billion acquisition of VSB; Tritax EuroBox’s acquisition by Brookfield for an enterprise value of £1.1 billion; Sofidel’s $1.1 billion acquisition of Clearwater Paper’s tissue business; Mallinckrodt’s $925 million sale of its Therakos business to CVC Capital Partners; Motivair Corporation’s $850 million sale of a controlling interest in the company to Schneider Electric; United Trust Bank on an investment from Warburg Pincus valuing the business at £520 million; Willis Towers Watson’s $632 million sale of its TRANZACT business to GTCR and Recognize; Orange on agreement between its Spanish unit, MASORANGE, and Vodafone Spain to create a national fiber network company and Parker Hannifin’s sale of its North America Composites and Fuel Containment Division to SK Capital Partners.

Lazard’s premier Restructuring and Liability Management practice, which provides broad coverage across debtor and creditor activities along with innovative solutions for clients, has been engaged in a number of complex assignments that include company roles involving Assured Guaranty, Consolis, Enviva, Grupo Casas Bahia, LivePerson, Petrofac and Zachry Group and creditor and/or related party roles involving Accuride, Franchise Group and SVB Financial Group.

Lazard provides tailored advice, expertise and access to a broad universe of capital providers through our Private Capital Advisory and Capital Solutions practices. Highlighted assignments include advising Ambienta’s €528 million continuation fund for Wateralia; Ardian’s single asset continuation fund for Syclef; Centana’s $600 million close of its Growth Partners III fund; Godspeed Capital Management’s $675 million close of Fund III; EQT on its fund-to-fund liquidity solution and capital raise for Nord Anglia Education; TowerBrook Capital Partners’ GP-led single asset continuation fund for R1 RCM and Dropbox’s $2.0 billion secured term loan led by Blackstone Credit & Insurance.

Lazard is a sought-after financial advisor for governments and public sector entities across developed and emerging markets worldwide, with assignments for the governments of Ghana and Sri Lanka.
For a list of publicly announced transactions please visit our website or follow Lazard on LinkedIn.

Asset Management
For the fourth quarter of 2024, Asset Management net revenue and adjusted net revenue1 were $312 million and $287 million, 6% and 5% higher than the fourth quarter of 2023, respectively.
Management fees and other revenue, on an adjusted basis1, were $258 million for the fourth quarter of 2024, in line with the fourth quarter of 2023, and 4% lower than the third quarter of 2024.
Incentive fees on an adjusted basis1 were $29 million for the fourth quarter of 2024, compared to $16 million for the fourth quarter of 2023.
Average assets under management (AUM) was $234 billion for the fourth quarter of 2024, in line with the fourth quarter of 2023, and 5% lower than the third quarter of 2024.
For the full year of 2024, Asset Management net revenue and adjusted net revenue1 were $1,187 million and $1,100 million, respectively, both 3% higher than 2023.
Management fees and other revenue, on an adjusted basis1, were $1,057 million for the full year of 2024, 2% higher than 2023.
Incentive fees on an adjusted basis1 were $43 million for the full year of 2024, compared to $30 million for 2023.
Average AUM for the full year of 2024 was $243 billion, 4% higher than 2023. AUM as of December 31, 2024 was $226 billion, 9% and 8% lower than September 30, 2024 and December 31, 2023, respectively. The sequential change from September 30, 2024 was driven by market depreciation of $2.4 billion, foreign exchange depreciation of $8.8 billion and net outflows of $10.1 billion.
Corporate
For the full year of 2024, Corporate net revenue and adjusted net revenue1 were $109 million and $59 million, respectively. On a U.S. GAAP basis, revenue for the full year of 2024 included $114 million related to the sale of an office building no longer occupied by Lazard, which resulted in net income of $70 million or $0.68 per share, diluted2.
OPERATING EXPENSES
Compensation and Benefits Expense
For the fourth quarter of 2024, compensation and benefits expense on a U.S. GAAP and adjusted basis1 were $534 million and $533 million, compared to $559 million and $516 million, respectively, for the fourth quarter of 2023. The adjusted compensation ratio3 for the fourth quarter of 2024 was 65.6%, compared to the fourth-quarter 2023 ratio of 67.8%.
For the full year of 2024, compensation and benefits expense on a U.S. GAAP and adjusted basis1 were $2,003 million and $1,903 million, compared to $1,946 million and $1,703 million, respectively, for 2023. The adjusted compensation ratio3 for the full year of 2024 was 65.9%, compared to 69.8% for 2023.

We focus on the adjusted compensation ratio to manage costs, balancing a view of current conditions in the market for talent alongside our objective to drive long-term shareholder value. We aim to deliver an adjusted compensation ratio of 60% in 2025, with further improvements in subsequent years, while targeting a consistent deferral policy.
Non-Compensation Expenses
For the fourth quarter of 2024, non-compensation expenses on a U.S. GAAP basis were $184 million, 3% higher than the fourth quarter of 2023. On an adjusted basis1, non-compensation expenses were $154 million, 4% higher than the fourth quarter of 2023.
The adjusted non-compensation ratio4 was 19.0% for the fourth quarter of 2024, compared to 19.5% for the fourth quarter of 2023.
For the full year of 2024, non-compensation expenses on a U.S. GAAP and adjusted basis1 were $670 million and $575 million, 3% lower than 2023 and in line with 2023, respectively.
The adjusted non-compensation ratio4 was 19.9% for the full year of 2024, compared to 23.4% for 2023.
Our goal remains to deliver an adjusted non-compensation ratio between 16% to 20%.
TAXES
The provisions for income taxes on a U.S. GAAP and adjusted basis1 were $29 million and $19 million, respectively, for the fourth quarter of 2024. The effective tax rate on an adjusted basis1 was 18.1% for the fourth quarter of 2024, compared to 16.0% for the fourth quarter of 2023.
The provisions for income taxes on a U.S. GAAP and adjusted basis1 were $100 million and $79 million, respectively, for the full year of 2024. The effective tax rate on an adjusted basis1 was 24.4% for the full year of 2024, compared to 14.5% for 2023.
CAPITAL MANAGEMENT AND BALANCE SHEET
In the fourth quarter of 2024, Lazard returned $61 million to shareholders, which included $45 million in dividends and $16 million in share repurchases of our common stock.
In 2024, Lazard returned $303 million to shareholders, which included: $179 million in dividends; $60 million in share repurchases of our common stock; and $64 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
During 2024, we repurchased 1.4 million shares at an average price of $42.20. As of January 24, 2025, our total outstanding share repurchase authorization was approximately $180 million.
On January 29, 2025, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on February 21, 2025, to stockholders of record on February 10, 2025.
Lazard’s financial position remains strong. As of December 31, 2024, our cash and cash equivalents were $1,308 million.

ENDNOTES
Beginning in the first quarter of 2024, Lazard has updated the names of certain non-U.S. GAAP (“non-GAAP”) measures and metrics. The nomenclature change did not result in any change to the components of our non-GAAP measures and metrics compared to prior periods. Reconciliations of U.S. GAAP to Adjusted results are shown on pages 14-16.
1A non-GAAP measure. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is a meaningful and useful way to compare our operating results across periods.
2Such amount is calculated using a numerator of U.S. GAAP net income arising from the sale of the office building of $70 million for the twelve month period ended December 31, 2024, and dividing by a denominator consisting of U.S. GAAP weighted average shares of 102,392,171 for the twelve month period ended December 31, 2024.
3A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.
4A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.
CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on January 30, 2025, to discuss the company’s financial results for the fourth-quarter and full-year 2024. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing +1 800-445-7795 (toll-free, U.S. and Canada) or +1 785-424-1699 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ424.
A replay of the conference call will be available by 10:00 a.m. ET, January 30, 2025, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-677-7320 (toll-free, U.S. and Canada) or +1 402-220-0666 (outside of the U.S. and Canada).
ABOUT LAZARD
Founded in 1848, Lazard is one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. For more information, please visit www.lazard.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items.

These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***
LAZ-EPE

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2024	2024	2023	2024	2023

Total revenue	$839,018	$807,414	$825,763	4%	2%
Interest expense	(22,149)	(22,548)	(19,742)
Net revenue	816,869	784,866	806,021	4%	1%
Operating expenses:
Compensation and benefits	534,423	465,405	559,207	15%	(4%)

Occupancy and equipment	33,798	34,249	33,436
Marketing and business development	28,572	21,782	27,259
Technology and information services	47,573	44,628	47,363
Professional services	23,954	19,541	23,129
Fund administration and outsourced services	25,923	27,996	27,450
Other	23,779	10,078	19,739
Non-compensation expenses	183,599	158,274	178,376	16%	3%
Benefit pursuant to tax receivable agreement	(8,237)	–	(3,459)
Operating expenses	709,785	623,679	734,124	14%	(3%)

Operating income	107,084	161,187	71,897	(34%)	49%

Provision for income taxes	28,788	45,052	403	(36%)	NM
Net income	78,296	116,135	71,494	(33%)	10%
Net income (loss) attributable to noncontrolling interests	(8,014)	8,197	7,927
Net income attributable to Lazard, Inc.	$86,310	$107,938	$63,567	(20%)	36%

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	94,783,104	93,627,476	90,228,532	1%	5%
Diluted	106,113,813	103,475,234	94,989,330	3%	12%

Net income per share:
Basic	$0.89	$1.13	$0.69	(21%)	29%
Diluted	$0.80	$1.02	$0.65	(22%)	23%

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2024	2023	% Change

Total revenue	$3,139,904	$2,593,162	21%
Interest expense	(88,067)	(77,673)
Net revenue	3,051,837	2,515,489	21%
Operating expenses:
Compensation and benefits	2,003,212	1,946,010	3%

Occupancy and equipment	132,935	131,117
Marketing and business development	99,446	99,357
Technology and information services	183,524	189,670
Professional services	87,109	89,308
Fund administration and outsourced services	107,173	110,878
Other	60,203	73,000
Non-compensation expenses	670,390	693,330	(3%)
Benefit pursuant to tax receivable agreement	(8,237)	(43,894)
Operating expenses	2,665,365	2,595,446	3%

Operating income (loss)	386,472	(79,957)	NM

Provision (benefit) for income taxes	99,764	(22,650)	NM
Net income (loss)	286,708	(57,307)	NM
Net income attributable to noncontrolling interests	6,796	18,172
Net income (loss) attributable to Lazard, Inc.	$279,912	($75,479)	NM

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	93,139,352	88,993,985	5%
Diluted	102,392,171	88,993,985	15%

Net income (loss) per share:
Basic	$2.93	($0.90)	NM
Diluted	$2.68	($0.90)	NM

CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP - unaudited)

	As of
	December 31,	December 31,
($ in thousands)	2024	2023

ASSETS

Cash and cash equivalents	$1,308,218	$971,316
Deposits with banks and short-term investments	268,684	219,576
Restricted cash	32,466	34,091
Receivables	753,623	762,319
Investments	614,947	701,964
Property	160,402	232,516
Operating lease right-of-use assets	434,938	407,213
Goodwill and other intangible assets	393,575	394,928
Deferred tax assets	479,582	497,340
Other assets	347,558	414,518

Total Assets	$4,793,993	$4,635,781

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY

Liabilities

Deposits and other customer payables	$308,213	$443,262
Accrued compensation and benefits	844,953	781,375
Operating lease liabilities	505,483	485,191
Tax receivable agreement obligation	75,899	115,087
Senior debt	1,687,052	1,690,200
Other liabilities	607,610	550,804
Total liabilities	4,029,210	4,065,919

Commitments and contingencies

Redeemable noncontrolling interests	79,629	87,675

Stockholders’ equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	327,810	247,204
Retained earnings	1,472,113	1,402,636
Accumulated other comprehensive loss, net of tax	(326,742)	(289,950)
Subtotal	1,474,309	1,361,018
Common stock held by subsidiaries, at cost	(838,069)	(937,259)
Total Lazard, Inc. stockholders’ equity	636,240	423,759
Noncontrolling interests	48,914	58,428
Total stockholders’ equity	685,154	482,187

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$4,793,993	$4,635,781

Note: “Property” includes $73 million of property held for sale at December 31, 2023 which was sold in July 2024.

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Adjusted Basis - Non-GAAP - unaudited)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2024	2024	2023	2024	2023

Net Revenue:

Financial Advisory	$507,672	$368,807	$477,366	38%	6%
Asset Management	287,211	271,510	273,694	6%	5%
Corporate	17,550	5,597	9,898	NM	77%

Adjusted net revenue	$812,433	$645,914	$760,958	26%	7%

Expenses:

Adjusted compensation and benefits expense	$532,563	$426,303	$515,724	25%	3%
Adjusted compensation ratio (b)	65.6%	66.0%	67.8%

Adjusted non-compensation expenses	$154,002	$138,239	$148,119	11%	4%
Adjusted non-compensation ratio (c)	19.0%	21.4%	19.5%

Earnings:

Adjusted operating income	$125,868	$81,372	$97,115	55%	30%
Adjusted operating margin (d)	15.5%	12.6%	12.8%

Adjusted net income	$84,929	$39,706	$65,011	114%	31%

Adjusted diluted net income per share	$0.78	$0.38	$0.66	105%	18%

Adjusted diluted weighted average shares (e)	108,357,556	105,514,236	99,154,021	3%	9%

Adjusted effective tax rate (f)	18.1%	32.5%	16.0%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

See Notes to Financial Schedules

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Adjusted Basis - Non-GAAP - unaudited)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2024	2023	% Change

Net Revenue:

Financial Advisory	$1,731,049	$1,356,835	28%
Asset Management	1,099,874	1,067,559	3%
Corporate	58,631	15,225	NM

Adjusted net revenue	$2,889,554	$2,439,619	18%

Expenses:

Adjusted compensation and benefits expense	$1,903,463	$1,702,537	12%
Adjusted compensation ratio (b)	65.9%	69.8%

Adjusted non-compensation expenses	$575,146	$571,504	1%
Adjusted non-compensation ratio (c)	19.9%	23.4%

Earnings:

Adjusted operating income	$410,945	$165,578	148%
Adjusted operating margin (d)	14.2%	6.8%

Adjusted net income	$244,110	$75,023	NM

Adjusted diluted net income per share	$2.34	$0.77	NM

Adjusted diluted weighted average shares (e)	104,398,248	97,450,393	7%

Adjusted effective tax rate (f)	24.4%	14.5%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

See Notes to Financial Schedules

COMPENSATION AND BENEFITS EXPENSE - ANALYSIS
(Adjusted Basis - Non-GAAP - unaudited)

	Year Ended
	December 31,
($ in millions)	2024	2023	2022	2021	2020	2019	2018

Base salary	$547	$558	$535	$487	$455	$447	$432

Benefits and other	345	291	293	287	228	258	264

Current cash incentive compensation (g)	587	365	458	662	435	391	446

Total cash compensation, benefits and other	1,479	1,213	1,286	1,436	1,118	1,096	1,141

Amortization of deferred incentive awards	424	489	371	400	384	368	376

Adjusted compensation and benefits expense	$1,903	$1,703	$1,657	$1,836	$1,502	$1,464	$1,517

Adjusted compensation ratio (b)	65.9%	69.8%	59.8%	58.5%	59.5%	57.5%	55.1%

Memo:

Adjusted net revenue	$2,890	$2,440	$2,769	$3,139	$2,524	$2,546	$2,755

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

See Notes to Financial Schedules

ASSETS UNDER MANAGEMENT
(unaudited)

	As of			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in millions)	2024	2024	2023	2024	2023

Equity:
Emerging Markets	$27,926	$29,449	$25,288	(5.2%)	10.4%
Global	49,058	50,441	53,528	(2.7%)	(8.4%)
Local	49,750	54,380	52,208	(8.5%)	(4.7%)
Multi-Regional	48,204	57,262	59,114	(15.8%)	(18.5%)
Total Equity	174,938	191,532	190,138	(8.7%)	(8.0%)
Fixed Income:
Emerging Markets	6,919	8,372	9,525	(17.4%)	(27.4%)
Global	11,138	12,474	10,762	(10.7%)	3.5%
Local	5,617	5,931	6,080	(5.3%)	(7.6%)
Multi-Regional	19,612	21,156	21,740	(7.3%)	(9.8%)
Total Fixed Income	43,286	47,933	48,107	(9.7%)	(10.0%)
Alternative Investments	2,917	3,011	3,330	(3.1%)	(12.4%)
Private Wealth Alternative Investments	3,097	3,044	2,799	1.7%	10.6%
Private Equity	1,514	1,514	1,623	–%	(6.7%)
Cash Management	569	623	654	(8.7%)	(13.0%)
Total AUM	$226,321	$247,657	$246,651	(8.6%)	(8.2%)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

AUM - Beginning of Period	$247,657	$244,670	$228,264	$246,651	$216,125

Net Flows	(10,068)	(12,379)	(3,550)	(35,676)	(3,542)
Market and foreign exchange
appreciation (depreciation)	(11,268)	15,366	21,937	15,346	34,068

AUM - End of Period	$226,321	$247,657	$246,651	$226,321	$246,651

Average AUM	$233,813	$245,958	$233,949	$243,003	$233,098

% Change in Average AUM		(4.9%)	(0.1%)		4.2%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS (a)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands)	2024	2024	2023	2024	2023

Net Revenue
Financial Advisory net revenue - U.S. GAAP Basis	$520,451	$370,917	$489,258	$1,756,183	$1,385,357
Adjustments:
Reimbursable deal costs, provision for credit losses and other (h)	(12,780)	(2,111)	(11,581)	(25,764)	(30,565)
Interest expense (i)	1	1	29	43	219
(Gains) losses associated with cost-saving initiatives (j)	–	–	(340)	587	1,824

Adjusted Financial Advisory net revenue	$507,672	$368,807	$477,366	$1,731,049	$1,356,835

Asset Management net revenue - U.S. GAAP Basis	$312,136	$293,878	$294,284	$1,186,977	$1,151,496
Adjustments:
Revenue related to noncontrolling interests and similar arrangements (k)	(8,893)	(5,170)	(3,392)	(22,214)	(16,332)
Distribution fees and other (h)	(16,038)	(17,199)	(17,201)	(64,901)	(67,616)
Interest expense (i)	6	1	3	12	11

Adjusted Asset Management net revenue	$287,211	$271,510	$273,694	$1,099,874	$1,067,559

Corporate net revenue - U.S. GAAP Basis	($15,718)	$120,071	$22,479	$108,677	($21,364)
Adjustments:
(Revenue) loss related to noncontrolling interests and similar arrangements (k)	2,476	(5,943)	(6,843)	(7,339)	(13,858)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements (l)	8,728	(16,732)	(25,933)	(16,176)	(41,463)
Provision for credit losses (h)	–	–	–	–	(7,500)
Interest expense (i)	22,064	22,472	19,624	87,740	77,227
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (j)	–	–	571	–	3,054
Gain on sale of property (m)	–	(114,271)	–	(114,271)	–

Adjusted Corporate net revenue	$17,550	$5,597	$9,898	$58,631	$15,225

Net revenue - U.S. GAAP Basis	$816,869	$784,866	$806,021	$3,051,837	$2,515,489
Adjustments:
Revenue related to noncontrolling interests and similar arrangements (k)	(6,417)	(11,113)	(10,235)	(29,553)	(30,190)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements (l)	8,728	(16,732)	(25,933)	(16,176)	(41,463)
Distribution fees, reimbursable deal costs, provision for credit losses and other (h)	(28,818)	(19,310)	(28,782)	(90,665)	(105,681)
Interest expense (i)	22,071	22,474	19,656	87,795	77,457
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (j)	–	–	231	587	4,878
Gain on sale of property (m)	–	(114,271)	–	(114,271)	–

Adjusted net revenue	$812,433	$645,914	$760,958	$2,889,554	$2,439,619

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS (a)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands, except per share data)	2024	2024	2023	2024	2023

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$534,423	$465,405	$559,207	$2,003,212	$1,946,010
Adjustments:
Compensation and benefits expense related to noncontrolling interests and similar arrangements (k)	(13,707)	(2,249)	(1,736)	(19,961)	(9,233)
(Charges) credits pertaining to LFI and other similar arrangements (n)	8,728	(16,732)	(25,933)	(16,176)	(41,463)
Expenses associated with cost-saving initiatives	–	–	(15,814)	(46,610)	(182,103)
Expenses associated with sale of property (o)	3,119	(20,121)	–	(17,002)	–
Expenses associated with senior management transition (p)	–	–	–	–	(10,674)

Adjusted compensation and benefits expense	$532,563	$426,303	$515,724	$1,903,463	$1,702,537

Non-Compensation Expenses
Non-compensation expenses - U.S. GAAP Basis	$183,599	$158,274	$178,376	$670,390	$693,330
Adjustments:
Non-compensation expenses related to noncontrolling interests and similar arrangements (k)	(726)	(672)	(573)	(2,805)	(2,788)
Distribution fees, reimbursable deal costs, provision for credit losses and other (h)	(28,818)	(19,310)	(28,782)	(90,665)	(105,681)
Amortization and other acquisition-related costs	(53)	(53)	(95)	(242)	(334)
Expenses associated with cost-saving initiatives	–	–	(807)	(1,532)	(13,023)

Adjusted non-compensation expenses	$154,002	$138,239	$148,119	$575,146	$571,504

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$107,084	$161,187	$71,897	$386,472	($79,957)
Adjustments:
Operating income (loss) related to noncontrolling interests and similar arrangements (k)	8,016	(8,192)	(7,926)	(6,787)	(18,169)
Interest expense (i)	22,071	22,474	19,656	87,795	77,457
Amortization and other acquisition-related costs	53	53	95	242	334
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (j)	–	–	231	587	4,878
Expenses associated with cost-saving initiatives	–	–	16,621	48,142	195,126
Gain on sale of property (m)	–	(114,271)	–	(114,271)	–
Expenses associated with sale of property (o)	(3,119)	20,121	–	17,002	–
Expenses associated with senior management transition (p)	–	–	–	–	10,674
Benefit pursuant to tax receivable agreement obligation (“TRA”) (q)	(8,237)	–	(3,459)	(8,237)	(43,894)

Adjusted operating income	$125,868	$81,372	$97,115	$410,945	$165,578

Provision (Benefit) for Income Taxes
Provision (benefit) for income taxes - U.S. GAAP Basis	$28,788	$45,052	$403	$99,764	($22,650)
Adjustment:
Tax effect of adjustments	(9,975)	(25,915)	11,949	(20,972)	35,411

Adjusted provision for income taxes	$18,813	$19,137	$12,352	$78,792	$12,761

Net Income (Loss) attributable to Lazard, Inc.
Net income (loss) attributable to Lazard, Inc. - U.S. GAAP Basis	$86,310	$107,938	$63,567	$279,912	($75,479)
Adjustments:
Asset impairment charges	–	–	–	–	19,129
Losses associated with cost-saving initiatives (j)	–	–	231	587	4,878
Expenses associated with cost-saving initiatives	–	–	16,621	48,142	195,126
Gain on sale of property (m)	–	(114,271)	–	(114,271)	–
Expenses associated with sale of property (o)	(3,119)	20,121	–	17,002	–
Expenses associated with senior management transition (p)	–	–	–	–	10,674
Benefit pursuant to tax receivable agreement obligation (“TRA”) (q)	(8,237)	–	(3,459)	(8,237)	(43,894)
Noncontrolling interests effect of adjustments	–	3	–	3	–
Tax effect of adjustments	9,975	25,915	(11,949)	20,972	(35,411)

Adjusted net income	$84,929	$39,706	$65,011	$244,110	$75,023

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	106,113,813	103,475,234	94,989,330	102,392,171	88,993,985
Adjustment: participating securities including profits interest participation rights and other	2,243,743	2,039,002	4,164,691	2,006,077	8,456,408
Adjusted Diluted Weighted Average Shares Outstanding (e)	108,357,556	105,514,236	99,154,021	104,398,248	97,450,393

Diluted net income (loss) per share:
U.S. GAAP Basis	$0.80	$1.02	$0.65	$2.68	($0.90)
Diluted net income (loss) effect of adjustments	(0.02)	(0.64)	0.01	(0.34)	1.67
Adjusted Basis	$0.78	$0.38	$0.66	$2.34	$0.77
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF NON-COMPENSATION EXPENSES U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands)	2024	2024	2023	2024	2023

Non-compensation expenses - U.S. GAAP Basis:
Occupancy and equipment	$33,798	$34,249	$33,436	$132,935	$131,117
Marketing and business development	28,572	21,782	27,259	99,446	99,357
Technology and information services	47,573	44,628	47,363	183,524	189,670
Professional services	23,954	19,541	23,129	87,109	89,308
Fund administration and outsourced services	25,923	27,996	27,450	107,173	110,878
Other	23,779	10,078	19,739	60,203	73,000
Non-compensation expenses - U.S. GAAP Basis	$183,599	$158,274	$178,376	$670,390	$693,330

Non-compensation expenses - Adjustments:
Occupancy and equipment (h)	($93)	($88)	($197)	($1,849)	($1,898)
Marketing and business development (h) (k)	(4,501)	(3,064)	(3,748)	(12,588)	(15,299)
Technology and information services (h) (k)	(30)	(66)	(149)	(180)	(8,270)
Professional services (h) (k)	(1,368)	(1,270)	(1,306)	(4,596)	(6,408)
Fund administration and outsourced services (h) (k)	(14,942)	(16,660)	(16,546)	(62,226)	(65,239)
Other (h) (k)	(8,662)	1,113	(8,311)	(13,805)	(24,712)
Subtotal non-compensation expenses adjustments	($29,596)	($20,035)	($30,257)	($95,244)	($121,826)

Adjusted non-compensation expenses:
Occupancy and equipment	$33,705	$34,161	$33,239	$131,086	$129,219
Marketing and business development	24,071	18,718	23,511	86,858	84,058
Technology and information services	47,543	44,562	47,214	183,344	181,400
Professional services	22,586	18,271	21,823	82,513	82,900
Fund administration and outsourced services	10,980	11,336	10,904	44,947	45,639
Other	15,117	11,191	11,428	46,398	48,288
Adjusted non-compensation expenses	$154,002	$138,239	$148,119	$575,146	$571,504

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD, Inc.
Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.
Beginning in the first quarter of 2024, Lazard has updated the names of certain non-GAAP measures and metrics. The nomenclature change did not result in any change to the components of our non-GAAP measures and metrics compared to prior periods.

(b)	A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.

(c)	A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.

(d)	A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenue.

(e)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share. In addition, this measure includes the dilutive effect of the weighted average number of shares of common stock issuable from share-based compensation programs.

(f)	A non-GAAP measure which represents the adjusted provision for income taxes as a percentage of adjusted operating income less interest expense, amortization and other acquisition-related costs.
		Three Months Ended			Year Ended
	($ in thousands)	December 31,	September 30,	December 31,	December 31,	December 31,
		2024	2024	2023	2024	2023
	Adjusted provision for income taxes	$18,813	$19,137	$12,352	$78,792	$12,761
	Adjusted operating income less interest expense, amortization and other acquisition-related costs	103,744	58,845	77,364	322,908	87,787
	Adjusted effective tax rate	18.1%	32.5%	16.0%	24.4%	14.5%

(g)	Current cash incentive compensation is composed of cash bonuses for a given year which are paid early in the following year, and for which no future service is required.

(h)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal and other costs, for which an equal amount is excluded from both adjusted net revenue and adjusted non-compensation expenses, respectively, and excludes provision for credit losses, which represents fees and other receivables that are deemed uncollectible.

(i)	Interest expense, excluding interest expense incurred by Lazard Frères Banque SA (“LFB”), is added back in determining adjusted net revenue because such expense relates to corporate financing activities and is not considered to be a cost directly related to the revenue of our business.

(j)	Represents (gains) losses associated with the closing of certain offices as part of the cost-saving initiatives, including the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss and transactions related to foreign currency exchange.

(k)	(Revenue) loss and expenses related to the consolidation of noncontrolling interests and similar arrangements are excluded because the Company has no economic interest in such amounts.

(l)	Represents changes in the fair value of investments held in connection with LFI and other similar deferred compensation arrangements, for which a corresponding equal amount is excluded from compensation and benefits expense.

(m)	Represents gain on the sale of an owned office building.

(n)	Represents changes in the fair value of the compensation liability recorded in connection with LFI and other similar deferred incentive compensation awards, for which a corresponding equal amount is excluded from adjusted net revenue.

(o)	Represents estimated statutory profit-sharing expenses associated with the sale of an owned office building.

(p)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(q)	Represents the effect of the periodic revaluation of the TRA liability.

NM	Not meaningful